Exhibit 4.22

EZGO Technologies Ltd. Building #A, Floor 2, Changzhou Institute of Dalian University of Technology, Science and Education Town, Wujin District, Changzhou City Jiangsu, China 213164 {00821 779 . DOC.2} Feb 21, 2024 [Name and Address] Re: Director Offer Letter Dear EZGO Technologies Ltd . , a British Virgin Islands company (the "Company") is pleased to offer you a position as a member of the Company's Board of Directors (the "Board") . We are very impressed with your credentials, and we look forward to your future success in this role . EZGO Technologies Ltd. - ti1KJ = nW.%0EJ( "0EJ" ) f fillrJH!t0'EfJjf i',; ( tJTl' † J "jf i',;" ) /Jxm IIRfrr O 1.T - /ntt frJW:i'T 7 m tU fgfp , ffJWWJ!&f.T - 1.IM: - t - IIRf:fz:.rJ&1 /Jx)}J • This letter shall constitute an agreement ("Agreement") between you and the Company and contains all the terms and conditions relating to the services you are to provide . * m *0EJz w c "W ") •# ffl m m m ffi wJ:flJ ftt - • I. Term . This Agreement shall have an initial term of there years, beginning on the signing date of this agreement . Your term as director shall continue subject to the provisions in Section 7 below or until your successor is duly elected and qualified . The position shall be up for re - election each year at the Company's annual general meeting and upon re - election, the terms and provisions of this Ag r eement shall remain in full force and effect . 1. 1A • ;;is: t,)} i,5( 1¥rrJJ t Wrn . - t = if:,El %: B AA z.. Bifil 3'& . IH@ T ::it 7 11 B<J t.m )E , B<JM$ffAA@• - . - B<J•ff - ili#A m . Q@tE.if:E!<J0 if:& ** rr•ffi * · # tE † . ;;1,:t,)} B<J&• • @ ½ . 2. Services . You shall render services as a member of the Board in accordance with high professional and ethical standards and in accordance with all applicable laws and rules and regulations pertaining to your performance hereunder . You shall be required to attend all meetings of the Board called from time to time either in - person or by telephone . Should you be elected to serve on a committee of the Board, you shall be required to attend such number of meetings of such committee as required by its members pursuant to the charter of such committee or as may be called from time to time . The services described in this Section 2 shall hereinafter be referred to as your ''Duties." 2. n * 0 ft M * fix ff!, 1 @15( ft llJi:JHi.Mff - tf:lrnl - .&. !:j 1$ t * E t,)} i,)(Jm T J{i frtq:w·.tE1;1ca{]foJr ffl W¥!1.IB f1UIH † - . 1$16 - _ VUR g im:cti! :JJQ:i:JJ B{]Jiff i5l. 1$¥ - 9' - - - - fft E!<JfixM, ili fft - fft • MM B<J B £ffa<J .:.$: M2&M E!<J † * T - "MM"

3 . Services for Others . You shall be free to represent or perform services for other persons during the term of this Agreement . You agree, however, that you do not presently perform and do not intend to perform, during the term of this Agreement, similar Duties, consulting, or other services for companies whose businesses are or would be, in any way, competitive with the Company (except for companies previously disclosed by you to the Company in writing) . Should you propose to perform similar duties, consulting, or other services for any such company, you agree to notify the Company in writing in advance (specifying the name of the organization for whom you propose to perf 01 m such services) and to provide information to the Company sufficient to allow it to determine if the performance of such services would conflict with areas of interest to the Company . {00821 779 . DOC.2} 3. 791m Am fJt 1¥Jnit 4 . a;;$: iJ ff Mpg , 1$ ff tl - f :Rd Y9 f m.A - IH - . ff!. , •.a* pg, † tt&ff& tta79 * {£d H - 0 - fi Mfi. W d Ŷ 4, 0 d ff *0 † •*•<ffl %tt 00* *0 - • 0 •*)· • • 79ff 0 afi Mfi.w • •*· •• oo * *0 cm ffl79 • - 4 m •),# *0 • • mA, *0 - - - * Bfi N *0 ffi .

4. Compensation. 4. 1 1mM1 4 . 1 . Cash . Commencing on the Appointment Date, and upon each anniversary thereof that you remain a director, you shall receive cash compensation of RMB 50 , 000 for each calendar year of service under this Agreement on a pro - rated basis . Notwithstanding the foregoing to the contrary, all fees are subject to approval and/or change as deemed appropriate by the Compensation Committee of the Board . You shall be reimbursed for reasonable expenses documented and incurred by you in connection with the performance of your Duties (including travel expenses for meetings you attend in - person) . {00821 779 . DOC.2} 4.1. JJAl.:i:o M1ffffBAAJf , 12J&1 tf!.1f}lt Et - J - m:¥ , 1$!E:t1i:tl::f tE;;$: 19J•i5C0! r n *Et - 1 - El M:¥ fij 50, ooo A ffi Et - JJ.m 1H o _g f - f J:J£tl3&1¥J Jlln:, JiJr1f Jr ffl:l:>.1 - - - M m m / lli l¥J o - fiMflWIB l¥J - fflC M Ellli i¥J ••>@ffl *fflo 4 . 2 . Service on Board Committee(s) . Should you be named to a committee of the Board, the Compensation Committee of the Board will determine any additional compensation , if any, for serving on such committee . However , the Company currently does not plan to provide any additional compensation to members of Committees of the Board other than the chairmen of such committees. 4. 2. tE IPJ ff! 1f ,(f I{R O * u ft flt ff$ ::0 ii: m 0 1 JiX : v 1 ' :I: - 2: Fr M tE m ffM1¥JffW•**MC )oili .*0 † n - - m 1¥Jdmm 1f •*Et - 1BM, ffl W m Et - J - *o 5. No Assii:nment. Because of the personal nature of the services to be rendered by you, this Agreement may not be assigned by you without the prior written consent of the Company. 5. il*#1•i5lo 6 . Confidential Information ; Non - Disclosure . In consideration of your access to the premises of the Company and/or you access to certain Confidential Information of the Company, in connection with your business relationship with the Company, you hereby represent and agree as follows : ¥tl1$:i!A;;$:0EJ 1¥Jt} g:J: jiJr;flJ/ 1f8ttfff!l!¥tl;;$:0EJ 1¥J @ f HiH - - ; fiW o 6. w•. * • r= *0EJl¥Jft* mm , • 6.1. I nformation " means: 6. 1. Definition. For purposes of this Agreement, the term "Confidential a. Any information that the Company possesses that has been created, discovered, or developed by or for the Company, and that has or could have commercial value or utility in the business in which the Company is engaged ; or a, 0EJt!fFtfl¥J, El30EJ Q 1 J , JJAl. ;rf 1¥J, - t£0EJJ.A.:?iJl¥Jft*i:pJ!l.1r A - ft ffi - ffll¥J1f ffiA; b. Any information that is related to the business of the Company and is generally not known by n o n - Company personnel .

c . By way of illustration, but not limitation, Confidential Information includes trade secrets and any information concerning products, processes, formulas, designs, inventions (whether or not patentable or registrable under copyright or similar laws, and whether or not reduced to practice) , discoveries, concepts, ideas, improvements, techniques, methods, research, development and test results, specifications, data, know - how, software, formats, marketing plans, and analyses, business plans and analyses, strategies, forecasts, customer and supplier identities, characteristics, and agreements . c, ft :;1g iJt BA , 1. † :r - : - t - , .m {ff*, , - e 1 m it 1 m t Ƒ r= , i I z: , Mc :1J, {00821 779 . DOC.2} *• a$d - r.iJ$M d M,ili1' - M :;Jg H), ,•m,••, tt* - tt#, tt, c .,. ,e$, ,ffffltt m,tt*· :1J$, ,ff - *ffi, tt * ' - ,ffi - ,g @ ffi - fil - 6 . 2 . Exclusions . Notwithstanding the foregoing, the term Confidential Information shall not include: a . Any information that becomes generally available to the public other than as a result of a breach of the confidentiality portions of this Agreement, or any other agreement requiring confidentiality between the Company and you ; a, j' , 0 A r.iJ fJHi B":l 1f f PJ f † , ,: ffl&* - m •d*0 * m ff b. Information received from a third party in rightful possession of such information who is not restricted from disclosing such information; and c. Information known by you prior to receipt of such information from the Company, which prior knowledge can be documented . 6 . 3 . Documents . You agree that, without the express prior written consent of the Company, you will not remove from the Company's premises, any notes, formulas, programs , data, records , machines, or any other documents or items that in any manner contain or constitute Confidential I nformation , nor will you make reproductions or copies of same . In the event you receive any such documents or items by personal delivery from any du l y designated or authorized personnel of the Company, you s hall be deemed to have received th e express written consent of the Company . In the event that you receive any such documents or items, other than through personal delivery as described in th e preceding sentence, you agree to inform the Company promptly of your possession of such documents or items . You shall promptly return any s u ch documents or i tems , along with any reproductions or copies to the Company upon the Company's demand, upon te1mination of this Agreement , or upon your termination or resignation, as provided in Section 7 herein. 6 . 3. Xfifo ft!EJ , :iJ£.,js:0'aHJ:$t;B ii!fl m:i!E.la, fi::f1 1f{5Jttff, 0 , ff , - - , ,m•• ff{5J . † d mmffiA ff{5J X#d † M0 fi M8 . ITT&MJ.l::M x #mfr • o - M.,js:0 1ff5J ffi;Ed A fff5J i.lt x14 - d † , 1iS - Mztm B4 fiJ.,js:0 ll fiffl m:ilEJt:o fto f$4 JiJff{5J X14:s :i:ffi † , W::f rltt ffi B' - J* - . !E.1• 0 m ®X#d † o S fff5J {00821 779 . DOC.2} x#d † ·*** - 7 8' - J - , - 1'£.,js: - J.l:: ,d - 1'£ - J.l::dffM ,B*0 * fAJ.,js:i mt “ tff1i:iJjliM ifiidirJ_;js:. 6 . 4 . No Disclosure . You agree that you will hold in trust and confidence all Confidential lnfo 1 mation and will not disclose to others, directly or indirectly, any Confidential Information or anything relating to such information without the prior written consent of the Company , except as maybe necessary in the course of your business relationship with the Company . You further agree that you will not use any Confidential Information without the prior written consent of the Company, except as may be necessary in the course of your business relationship with the Company, and that the provisions of this Section 6 . 4 shall survive termination of this Agreement . 6. 4. ::fWZ . ft!EJ;@:, 1t MJ=ifi tJLm11L - mfrnfgt Ƒ 1im, *t£*0P1• % im[fiJa , 1$::f] J:tcdfeJ1lfAJ1t!!.At&: ff1iiJ}JLm1" † ) !, - 1 , ,.t † :!fc8' - Jff1iiJ . Fi£1 o m - IE.la,* *0 $:$t OOIE.la , ::f fflfff5JUmffi , 0 8' - Jft*:!lc F - 1'£ft - *0 8' - Jft*:!lc rttfil*16 - , *• 6. 4 a nll5:E - 1'£*#J.i.Sl• JJ::FP - ro t:1l. 7 . Termination and Resignation . Your membership on the Company's Board may be terminated for any or no reason or you may also terminate your membership on the Board for any or no reason except as provided in the Company's Memorandum and Articles of Association, as amended from time to time . Upon the effective date of the termination or resignation, your right to compensation hereunder will terminate subject to the Company 's obligations to pay you any cash compensation (or equivalent value in ordinary shares of the Company), if application, that you have already ea rned and to reimburse you for approved expenses already incurred in connection with your performance of your Duties as of the effective date of such termination or resignation . 1 . •JJ:: DM. a0 •• 8' - J mMMr.iJ fffAJ •x w• J.l::, - 1$ - t:E. r.iJ tl:l - f - 1f1iiJ f;5ldxmt •11:1tam:• a ff - tlrt , F0 t.lHJtk IXJ* ƒ i 'a'J fUitBI!iliJ C f£;r,a,:t{rtn) :!Fi Ji \ 5:E. - 1'£• J.l::dff ll.R z.. B tE9, f i - 1'£.,js: i,5(:i:g(f ?:it1fHH B tlliJ • 11:, 1El. 0 5<. :flH ft cf£ m 1 H , i<'11$ 111f1iiJ lJil. tH < d 0 JR IE.I 1fr1i) (tl Ƒ m) ' :tHH f H:* J.l::d † M z..EIl!lnl1flfJt Wf= B' - JtttrtE:m - m 0 8 . Independent Contractor . You understand, acknowledge and agree that your relationship with the Company is that of an independent contractor and nothing in this Agreement is intended to or should be construed to create a relationship other than that of independent contractor . Nothing in this Agreement sha ll be construed as a contract of employment/engagement between you and the Company or as a commitment on the part of the Company to retain you in any capacity, for any period of time or under any specific term s or conditions, or to continue your service to the Company beyond any period . 8. !ll IEJI. 1$:@M, 11<iA#f5la , f .,js:0 ii'J !l:t IE.IIB' - J . .,js: 8' - JfffAJ x•d::f@.Mff IE.IIB' - J:!fc * * ·*#J. 9=1 fffAJ 3

fflMff *0 z.. 1¥J - OO/ ffl , & fflMff *0 * ffW fil ffW m d ffW *• # - , ffWAA - = *0 † *. 9 . Governing Law ; Consent to Jurisdiction . Any dispute, controversy, difference or claim ansmg out of or relating to this contract, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non - contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted . The law of this arbitration clause shall be Hong Kong law . The seat of arbitration shall be Hong Kong . The number of arbitrators shall be one . The arbitration proceedings shall be conducted in Chinese .. {00821 779 . DOC.2} 9. t!U*W - ; - tr tt. El3* i3lml 1=i* ff:Jcl¥Jff1iiJ$i5l, $i5C ,t Ji:1 yig, ' † .:ffi1f - tL ff t L Mff, Riff, &d Jl1t z..ff l¥J 5(*1¥J1f1iiJ$ - i5l, /.i \ Z:ff:J'Jt : t 1 irt&iffi9;na · t , El3{Jfr - t!:00 i1irt&r:p{,, (HKIAC) ll.H@ HKIAC l!l¥Jfirt& Jil!'Atl:i!Hr1irt&, # - - *#• •1¥J • {Jfm w - . #a1¥J *m . #a A• - A . #aaff@ r:r ::it ill f f O 0 I0. Entire Agreement; Amendment; Waiver; Counterparts. This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to t h e subject matter hereof . Any term of this Agreement may be amended and observance of any term of this Agreement may be waived only with the written consent of the parties hereto . Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or waiver of any other term or condition of this Agreement . The failure of any party at any time to require perf 01 mance by any other party of any provision of this Agreement shall not affect the right of any such party to require future performance of such provision or any other provision of this Agreement . This Agreement may be executed in separate counterpai 1 s each of which will be an original and all of which taken together will constitute one and the same agreement, and may be executed using facsimiles of signatures, and a facsimile of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature . 10. iE #J - i>l; f1 n; 1t=tt; «itl*· *#ti5l it:7 x;J:;fs:19J.i5llff - B<:ll¥JiE :f: .LM, #JJX Jl Ej*#} l¥Jff:Jcl¥JffW Ƒ d ffi#} . ff oo •, nD :;fs:19} 1¥JffW M. #tt1t=m *i9J. 1¥JffW • - ffM - tt1t=*19J. 1¥JffW a &#, fflMff ew = & *n• - - d # • *19J. ffWjt - #1¥J#tt.ew - ffM AA*W•*ffffjt Bff*19J. 1¥JffM - , ffl ffM - ***8ff - - *19J. ffffjt •l¥1« - *19J. m• •,effi * #,m * - 19J. , #m ffl #$# 9, 1¥1#.#@ Ei #ffl AAff • - This Agreement has been executed and delivered by the undersigned and i s made effective as of the date set first set forth above.

Sincerely, EZGO Technologies Ltd . {00821779.DOC.2} Title: Agreed to and accepted: [Director name]